Exhibit 99.1

FOR IMMEDIATE RELEASE

BankFinancial Corporation to Host Conference Call and Webcast on August 3, 2012

Burr Ridge, Illinois – (July 31, 2012) BankFinancial Corporation (Nasdaq – BFIN) will review second quarter 2012 results in a conference call and webcast for stockholders and analysts on Friday, August 3, 2012 at 9:30 a.m. Chicago, Illinois Time.

The conference call may be accessed by calling (800) 573-4752 using participant passcode 24047748. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. Chicago Time on August 17, 2012 on our website. Copies of BankFinancial Corporation’s Second Quarter 2012 quarterly financial and statistical supplement and its Quarterly Report on Form 10-Q are scheduled to be available on our website, under the “Stockholder Information” section, on August 1, 2012.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 20 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At March 31, 2012, BankFinancial had total assets of $1.549 billion, total loans of $1.178 billion, total deposits of $1.321 billion and stockholders’ equity of $202 million.

The company’s common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company’s web site, www.bankfinancial.com.

For Further Information Contact:
Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
Elizabeth A. Doolan Senior Vice President – Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial F.S.B. Telephone: 630-242-7234